MAVERICK OIL AND GAS, INC.

16415 Addison Road, Suite 850

Addison, Texas 75001-5332

July 30, 2007

[Investor Name and Address]

Re: Convertible Debenture and Warrant Exchange

Ladies and Gentlemen:

This letter has been prepared in connection with the transactions contemplated by the Securities Exchange Agreement dated the date hereof (the "Securities Exchange Agreement") by and among Maverick Oil and Gas, Inc. (the "Company") and [the Investors] (the "Investors") to confirm certain matters relating to:

A.	The Securities Purchase Agreement dated as of January 5, 2006 (the "January Securities Purchase Agreement") by and among the Company and the Investors.;

B.	The Securities Purchase Agreement dated as of June 21, 2006 (the "June Securities Purchase Agreement") by and among the Company and the Investors.;

C.

The Securities Purchase Agreement dated as of November 16, 2006 (the "November Securities Purchase Agreement" and collectively with the January Securities Purchase Agreement and the June Securities Purchase Agreement, the "Prior Securities Purchase Agreements") by and among the Company and the Investors;

D.	The Registration Rights Agreement dated as of January 5, 2006 (the "January Registration Rights Agreement") by and among the Company and the Investors;

E.	The Registration Rights Agreement dated as of June 21, 2006 (the "June Registration Rights Agreement") by and among the Company and the Investors; and

F.

The Registration Agreement dated as of November 16, 2006 (the "November Registration Rights Agreement" and collectively with the January Registration Rights Agreement and the June Registration Rights Agreement, the "Prior Registration Rights Agreements") by and among the Company and the Investors..

[A prior Investor] has assigned all of its rights under the Prior Securities Purchase Agreements and Prior Registration Rights Agreements to [an affiliate of the prior Investor].

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Securities Exchange Agreement.

Intending to be legally bound, you have agreed with the Company as follows:

1.         Termination of Registration Rights. The rights of the Investors, and obligations of the Company, set forth in Sections 2 and 3 of each of the Prior Registration Rights Agreements are hereby terminated. The Investors acknowledge that as a result of the exchange and cancellation of the Outstanding Debentures and the Outstanding Warrants, the shares of the Company's Common Stock issuable with respect to the Outstanding Debentures and Outstanding Warrants will be withdrawn from all current registration statements filed with the SEC.

2.         Termination of Prior Securities Purchase Agreement Obligations. The obligations under, or with respect to, Sections 4 (other than Sections 4(b), (d), (g), and (i)), and 5 of each of the Prior Securities Purchase Agreements are hereby terminated.

If the foregoing correctly evidences our agreement, please so acknowledge by signing the enclosed copy of this letter in the space provided below and returning it to me.

Very truly yours,

MAVERICK OIL AND GAS, INC.

By: __________________________
Stephen M. Cohen
Chief Executive Officer

ACKNOWLEDGED AND AGREED:

By: ______________________________

Name:
Title: